CHAIRMAN’S AGREEMENT

THIS CHAIRMAN’S AGREEMENT, dated as of November 2, 2009 (the “Agreement”), is made by and among UNITED BANCORP, INC., a Michigan corporation (“UBI”), UNITED BANK & TRUST, a Michigan banking corporation (“UB&T”), UNITED BANK & TRUST – WASHTENAW, a Michigan banking corporation (“UB&T-W”) and DAVID S. HICKMAN (“Hickman”).  The parties have mutually agreed that the prior Retirement and Consulting Agreement between the parties no longer represents the parties’ mutual intent regarding their ongoing relationship and have agreed to terminate the Retirement and Consulting Agreement and enter into this superseding Agreement.

The parties agree as follows:

1.           Effective Date and Term.  The Retirement and Consulting Agreement will terminate, and this Agreement will take effect, on February 1, 2010.  This Agreement will automatically terminate on April 30, 2011, unless extended by written agreement of the parties.  Notwithstanding any termination of the Agreement, those provisions that expressly state that they will remain in effect after termination of the Agreement shall remain in effect.  Hickman's service under the Agreement is on an at-will basis and at the pleasure of the respective Boards of Directors of UBI and UB&T, and the respective Boards of Directors of UBI and UB&T may terminate this Agreement and remove Hickman from service at any time for any or no reason.

2.           Position.  Hickman will serve as the Chairman of the respective Boards of Directors of UBI and UB&T.  Hickman’s duties will be those assigned from time-to-time by the respective Boards of Directors of UBI and UB&T and will be consistent with Hickman’s position as Chairman.

3.           Compensation.  For his service, Hickman will be compensated $50,000 per year during the term of the Agreement, payable in monthly installments of $4,166.67, beginning in February, 2010.  Hickman is not entitled to any other compensation for his service, including Boards of Director and committee meeting fees.

4.           Business Expenses.  UBI and UB&T will reimburse Hickman for reasonable, ordinary, and necessary business expenses that are authorized either specifically or by UBI and UB&T policy, subject to Hickman’s prompt submission of proper documentation for tax and accounting purposes.  UBI or UB&T, as applicable, shall pay any such reimbursement as soon as administratively possible pursuant to UBI or UB&T policy, but not later than sixty days after Hickman submits proper documentation of such expenses, and in no case later than March 15 of the year following the year in which the expense was incurred.

5.           SERP.  Hickman began receiving payments in accordance with the Supplemental Executive Retirement Benefits Agreement (“SERP”) in January, 2006, at the rate of $5,088 per month, and will continue to receive SERP payments for a total of one hundred and eighty (180)

months as provided in the SERP.  Hickman acknowledges and agrees that he is entitled to receive SERP payments for a total of one hundred and eighty (180) months under the SERP.

6.           Covenants.  As a material part of the consideration to be received by UBI, UB&T and UB&T-W in accordance with this Agreement, Hickman hereby covenants as follows:

a.           Loyalty and Confidentiality; Company Property.  Hickman will be loyal to UBI, UB&T and UB&T-W during the term of the Agreement and will forever hold in strictest confidence and will not use or disclose any information regarding UBI’s, UB&T’s or UB&T-W’s techniques, processes, developmental or experimental work, trade secrets, customer or prospect names or information, or proprietary or confidential information relating to the current or planned products, services, sales, employees or business of UBI, UB&T or UB&T-W, except as such disclosure or use (i) may be required in connection with Hickman’s work for UBI, UB&T or UB&T-W and (ii) is permitted under applicable federal, state, and local law.  Upon termination of Hickman’s service with UBI, UB&T or UB&T-W, Hickman will deliver to the UBI, UB&T or UB&T-W any and all materials relating to UBI’s, UB&T’s or UB&T-W’s business, including, without limitation, all customer lists and information, keys, financial information, business notes, business plans, equipment, credit cards, memoranda, specifications and documents.  All UBI, UB&T or UB&T-W property will be returned promptly and in good condition except for normal wear.  Hickman agrees not to retain any copies, reproductions, or summaries of any of those materials.  The covenants in this Section will continue in effect after termination of the Agreement.  The parties agree that any breach or threatened breach of Hickman’s covenants in this Section would cause UBI, UB&T and UB&T-W irreparable harm, and that injunctive relief would be appropriate.

b.           Non-solicitation.  During the term of this Agreement and for a period of one year after termination of this Agreement, Hickman agrees not to hire, and not to solicit for hire, any then-current employees of UBI, UB&T or UB&T-W, or to contact them for the purpose of inducing them to leave UBI, UB&T or UB&T-W.  During the term of this Agreement and for a period of one year after termination of this Agreement, Hickman shall not contact any then-current customers of UBI, UB&T or UB&T-W for the purpose of inducing them to leave UBI, UB&T or UB&T-W or to discourage them from doing business with UBI, UB&T or UB&T-W.

c.           Noncompetition.    UBI, UB&T and UB&T-W and Hickman acknowledge and agree that by virtue of Hickman's past experience in the banking industry and his knowledge of the business of UBI, UB&T and UB&T-W, Hickman is uniquely qualified to successfully compete with UBI, UB&T and UB&T-W.  In recognition of these circumstances, and in consideration of the compensation to be paid Hickman under this Agreement, Hickman covenants and agrees that he shall not, during the term of this Agreement and for one year after termination of this Agreement, engage in the counties of Lenawee or Washtenaw, Michigan in any business which is competitive with a business then regularly conducted by UBI, UB&T or UB&T-W in either or both of said counties; provided, however, that the foregoing covenants shall not prohibit Hickman from owning, directly or indirectly, one percent or less of any publicly traded financial services corporation.

7.           Amendment and Waiver.  This Agreement may not be amended, modified, waived or discharged unless the waiver, modification, or discharge is agreed to in writing by the parties.  No waiver by either party at any time of any breach or non-performance of this Agreement by the other party shall be deemed a waiver of any prior or subsequent breach or non-performance.

8.           Severability.  The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.  If a court of competent jurisdiction ever determines that any provision of this Agreement (including, but not limited to, all or any part of the non-competition covenant in this Agreement) is unenforceable as written, the parties intend that the provision shall be deemed narrowed or revised in that jurisdiction (as to geographic scope, duration, or any other matter) to the extent necessary to allow enforcement of the provision.  The revision shall thereafter govern in that jurisdiction, subject only to any allowable appeals of that court decision.

9.           Entire Agreement.  No agreements or representations, oral or otherwise, express or implied, with respect to Hickman’s relationship with UBI, UB&T, and UB&T-W or any of the subjects covered by this Agreement have been made by either party that are not set forth expressly in this Agreement, and this Agreement supersedes any pre-existing employment agreements and any other agreements on the subjects covered by this Agreement.

10.           Assignability.  This Agreement may not be assigned by any of the parties without the advance written consent of all other parties.

11.           Notices.  Notices to a party under this Agreement must be personally delivered or sent by certified mail (return receipt requested) and will be deemed given upon post office delivery or attempted delivery to the recipient’s last known address, which as of the date of this Agreement are as follows:

UBI, UB&T and UB&T-W                                                       Hickman
Chief Executive Officer                                                              David S. Hickman
United Bancorp, Inc.                                                                 9823 Dillingham Court
P.O. Box 248                                                                           Tecumseh, Michigan 49286
Tecumseh, Michigan 49286

12. Governing Law.  The validity, interpretation, and construction of this Agreement shall be governed by Michigan law, without regard to choice of law rules.

13. Counterparts.  This Agreement may be executed in several counterparts, all of which together will constitute one and the same document.

Signature Page Follows

The parties have signed this Chairman’s Agreement as of the date first written at the beginning of this document.

UNITED BANCORP, INC.

By	/s/ Robert K. Chapman	/s/ David S. Hickman
	Robert K. Chapman, President & CEO	David S. Hickman

	“UBI”	“Hickman”

UNITED BANK & TRUST

By	/s/ Joseph Williams
Joseph Williams, President & CEO

“UB&T”

UNITED BANK & TRUST - WASHTENAW

By	/s/ Todd Clark
Todd Clark, President & CEO

“UB&T-W”